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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-31743, No. 33-62781, No. 33-62801, No. 333-24521, No. 333-45591,
No. 333-59603, No. 333-63507, No. 333-68081, and No. 333-69831 of Office Depot,
Inc. on Forms S-8 of our reports dated February 10, 2000 (March 3, 2000 as to Note J) included and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 25, 1999.

DELOITTE & TOUCHE LLP

Certified Public Accountants

Miami, Florida
March 22, 2000